EXHIBIT 10.2


                                  NYMAGIC, INC.
                       2002 NONQUALIFIED STOCK OPTION PLAN

     1. PURPOSE. The purpose of the NYMAGIC, INC. 2002 Nonqualified Stock Option Plan (the "Plan") is to maintain the ability of NYMAGIC, INC. (the "Company") and its subsidiaries to attract and retain highly qualified and experienced employees, officers and directors and to give such employees, officers and directors a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to the Plan, such employees, officers and directors will be offered the opportunity to acquire the Company's Common Stock, par value $1.00 per share (the "Common Stock"), through the grant of nonqualified stock options. As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not fewer than three members of the Board, each of whom shall be a "non-employee director," (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) and an "outside director" (within the meaning of Section 162(m) of the Code) (collectively, the "Non-Employee Directors"); provided, however, that with respect to awards to Non-Employee Directors, the Plan shall be administered by the entire Board, and in such instances, references herein to "Committee" shall mean the entire Board. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

     (b) In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees and directors of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall determine the employees and directors to whom, and the time or times at which, grants shall be made. Within the limitations of the Plan, the number of shares for which options will be granted from time to time and the periods for which the options will be outstanding will be determined by the Committee.

     (c) Each option granted pursuant to the Plan shall be evidenced by an option agreement (an "Agreement"). An Agreement shall not be a precondition to the granting of options; however, no person shall have any rights under any option granted under the Plan unless and until the person to whom such option shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of all Agreements. A fully executed original of the Agreement shall be provided to both the Company and the recipient of the grant.

     (d) The Committee shall have the right to designate options granted pursuant to the Plan as "Performance Awards." Options so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such options in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: underwriting profits, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added and market value added ("Performance Objectives").

     The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The


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Committee's  determination  as to  the  achievement  of  Performance  Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify the Performance Objectives or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

     3. SHARES OF STOCK SUBJECT TO THE PLAN. The total number of shares with respect to which options may be granted under the Plan is Five Hundred Thousand (500,000) shares of Common Stock except that said number of shares shall be adjusted as provided in Section 11. Any shares subject to an option which for any reason expires or is terminated unexercised may again be optioned under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

     4. ELIGIBILITY. Employees, including officers, and directors of the Company and its subsidiaries are eligible to be granted options under the Plan. The employees and directors who shall receive options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the option or options granted to each such employee or director selected. Such key salaried employees and directors who are selected to participate in the Plan shall be referred to collectively herein as "Participants." In no event shall any Participant who is a key employee (for purposes of Section 162(m) of the Code) be granted stock options with respect to more than 500,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 11 hereof).

     5. DURATION OF THE PLAN. No option may be granted under the Plan more than ten years from the date the Plan is adopted by the Board or the date the Plan receives shareholder approval, whichever is earlier, but options theretofore granted may extend beyond that date.

     6. TERMS AND CONDITIONS OF STOCK OPTIONS. All options granted under this Plan shall be nonqualified stock options; incentive stock options, as defined in
Section 422 of the Code, shall not be granted under the Plan. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

     (a) The option price per share shall be determined by the Committee. However, the option price of stock options shall not be less than 95% of the Fair Market Value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a national securities exchange (including the New York Stock Exchange) or quotation system, the closing sales price on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date or (iii) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

     (b) Each option shall be exercisable pursuant to the attainment of such performance goals and/or during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement. In no event, however, may an option be exercised sooner than one year, or more than ten years, from the date the option was granted, except as provided in Section 7 in the event of a Change in Control.

     (c) An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of 100 shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

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     (d) Each option may be  exercised by giving  written  notice to the Company specifying the number of shares to be purchased, which notice must be accompanied by payment in full, including any taxes required by applicable law to be withheld by the Company. Payment, except as provided in the Agreement, shall be made as follows:

          (i) in United States dollars by certified check or bank draft; or

          (ii) in accordance with a cashless exercise program established by the Committee in its sole discretion under which either (A) if so instructed by the optionee, shares may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) shares may be issued by the Company to an optionee's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such shares that is equal to the exercise price of the option(s) relating to such shares plus the amount of taxes, if any, required to be withheld by the Company; or

            (iii) in such other manner as permitted by the Committee at the time of grant or thereafter.

     No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to such optionee's option until such optionee has given written notice of exercise of such optionee's option and paid in full for such shares.

     (e) Except as provided in the Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee or director of either the Company or of a subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and if so, to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die, or become permanently disabled as determined by the Committee in accordance with the Agreement, at any time when the option, or any portion thereof, shall be exercisable by such grantee, the option will be exercisable within a period provided for in the Agreement, by the optionee or person or persons to whom such optionee's rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

     (f) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(e). During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee as provided in Section 6(e), the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

     (g) The Committee may, but need not, require such consideration from an optionee at the time of granting an option as it shall determine, either in lieu of, or in addition to, the limitations on exercisability provided in Section 6(d).

     (h) An option and any Common Stock  received upon the exercise of an option
shall  be  subject  to  such  other  transfer   restrictions   and/or  legending
requirements that are specified in the Agreement.

     7. CHANGE IN CONTROL.

     (a) In the event of a Change in Control of the Company, the Committee may, in its sole discretion, with respect to options then outstanding, provide that any of the following applicable actions be taken as a result, or in anticipation,  of any such  event to  assure  fair and  equitable  treatment  of
Participants:

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          (i) accelerate the vesting or exercisability of any outstanding option awarded pursuant to this Plan; or

          (ii) offer to purchase any outstanding option from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

          (iii) make adjustments or modifications to outstanding options as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change in Control.

     Any such action approved by the Committee shall be conclusive and binding on the Company, its subsidiaries and all Participants; provided, however, that notwithstanding the foregoing, under no circumstances shall the Committee take or approve any action that would result in an "excess parachute payment," as defined in Section 280G(b) of the Code.

     (b) For purposes hereof, "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, such a Change in Control shall in any event be deemed to occur if and when:

          (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), the Company, its subsidiaries and affiliates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; or

          (ii) stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the outstanding voting securities of the surviving or resulting corporation will be beneficially owned, directly or indirectly, in the aggregate by the former stockholders of the Company; or

          (iii) stockholders approve either (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a subsidiary of the Company, or (B) a plan of complete liquidation; or

          (iv) the persons who were members of the Board immediately before the completion of a tender offer by any person other than the Company or a subsidiary or affiliate of the Company, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions; or

          (v) a change in control of the Company occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act if the Company were subject to the provisions of the Exchange Act at the time such change in control occurs (whether or not the Company is subject to the Exchange Act at that time), and at the time such change in control occurs, the Company is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the combined voting power of the Company's then outstanding securities, and (B) more than the percentage of the combined voting power of the Company's outstanding securities beneficially owned, directly or indirectly, at that time by any other person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act).

     (c) In no event, however, may the occurrence of a Change in Control result in (i) any option being exercised prior to the expiration of six months from the date it was granted (unless otherwise provided for in the Agreement), or (ii) any option being exercised more than ten years after the date it was granted.

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     8. TRANSFER,  LEAVE OF ABSENCE. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment.

     9. RIGHTS OF EMPLOYEES AND DIRECTORS.

     (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the Agreement.

     (b) Nothing contained in the Plan or Agreement shall be deemed to give any employee or director the right to be retained in the service of the Company or its subsidiaries.

     10. TAX WITHHOLDING OBLIGATIONS. As provided in Section 6(d), a Participant who wishes to exercise an option must pay to the Company, in cash, at the time of such exercise, the amount of any taxes required to be withheld by the Company upon the exercise of the option.

     11. CHANGES IN CAPITAL; REORGANIZATION. Upon changes in the outstanding Common Stock by reason of a merger, consolidation, stock dividend, stock split, reverse split, subdivision, recapitalization, an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, and the like, the aggregate number and class of shares available under the Plan as to which stock options may be granted, as well as the number and class of shares under each outstanding option and the option price per share shall, in each case, be correspondingly adjusted by the Committee, such adjustments to be made without change in the total price applicable to such options.

     12.  MISCELLANEOUS PROVISIONS.

     (a) The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option under the Plan. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

     (b) It is understood that the Committee may, at any time and from time to time after the granting of an option hereunder, specify such additional terms, conditions and restrictions with respect to such option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, without limitation, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

     (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

     (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's or person's acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

     (e) THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

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     13. LIMITS OF LIABILITY.

     (a) Any liability of the Company or any of its subsidiaries to any Participant with respect to any option shall be based solely upon contractual obligations created by the Plan and the Agreement.

     (b) None of the Company or any of its subsidiaries, or any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     14. AMENDMENTS AND TERMINATION. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

     (a) except as is provided in Section 11, increase the maximum number of shares of Common Stock (i) reserved for the purpose of the Plan, or (ii) with respect to which options may be granted to a key employee in a calendar year; or

     (b) except as is provided in Section 11, decrease the option price of an option to less than 95% of the Fair Market Value of a share of Common Stock on the date of the granting of the option; or

     (c) change the class of persons eligible to receive an option under the Plan; or

     (d) extend the duration of the Plan.

     The Committee may amend the terms of any option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without such holder's written consent.

     15. DURATION. The Plan has been adopted by the Board pending approval by a majority of the Company's stockholders within the period ending 12 months after the date of such adoption. The Plan shall terminate upon the earliest of the following dates or events to occur:

     (a) failure of the Company's stockholders to approve the Plan within 12 months after the date of adoption by the Board; or

     (b) the adoption of a resolution of the Board, terminating the Plan; or

     (c) the date all shares of Common Stock subject to the Plan are granted according to the Plan's provisions; or

     (d) April 9, 2012.

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